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 CUSIP No. 653929307                  13-G                   Page 7  of  8 Pages


                            EXHIBIT 1 TO SCHEDULE 13G
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                               September 10, 1999
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               MORGAN  STANLEY DEAN WITTER & CO. and MORGAN  STANLEY DEAN WITTER

               INVESTMENT    MANAGEMENT   INC.   hereby   agree   that,   unless

               differentiated,  this  Schedule 13G is filed on behalf of each of the parties.


          MORGAN STANLEY DEAN WITTER & CO.

BY:       /s/ Robert G. Koppenol
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          Robert G. Koppenol / Principal Morgan Stanley &  Co. Incorporated

          MORGAN STANLEY DEAN WITTER INVESTMENT MANAGEMENT INC.

BY:       /s/ Donald P. Ryan
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          Donald P. Ryan / Principal Morgan Stanley Dean Witter Investment
                             Management Inc.



* Attention. Intentional misstatements or omissions of fact constitute federal criminal violations (see 18 U.S.C. 1001).